Exhibit 4.2

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO WELLS FARGO & COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASUMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DEPOSITARY SHARES

DR

     DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH
REPRESENTING 1/40th OF ONE SHARE OF 8.00% NON-CUMULATIVE
PERPETUAL CLASS A PREFERRED STOCK, SERIES J,

OF

WELLS FARGO & COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 949746879
SEE REVERSE FOR CERTAIN DEFINITIONS

          U.S. BANK NATIONAL ASSOCIATION, as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/40th of one share of 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, liquidation preference $1,000 per share, no par value per share (the “Stock”), of WELLS FARGO & COMPANY, a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of December 21, 2007 (the “Deposit Agreement”), among the Corporation as successor to Wachovia Corporation, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

          This Depositary Receipt is transferable in New York, New York.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Depositary

By: _______________________________________
       Authorized Officer

[FORM OF REVERSE OF RECEIPT]
WELLS FARGO & COMPANY

          THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS FOR THE 8.00% NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES J, OF WELLS FARGO & COMPANY. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

__________________________

          The Corporation will furnish without charge to each receiptholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Depositary.

EXPLANATION OF ABBREVIATIONS

          The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase

JT TEN	As joint tenants, with right	TEN BY ENT	As tenants by the entireties
of survivorship and not as
tenants in common
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors
Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word

ADM	Administrator(s),	EX	Executor(s),	PAR	Paragraph
	Administratrix		Executrix
AGMT	Agreement	FBO	For the benefit of PL		Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s),
for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under
agreement
DEC	Declaration	MIN	Minor(s)	UW	Under will of,
Of will of,
Under last will
& testament
EST	Estate, of Estate
of

           For value received, _______________ hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ____________________Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated: _____________

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.